Exhibit 99.1

Contact:

Brett S. Perryman Laura Nicoll Affiliated Managers Group, Inc. (617) 747-3300 ir@amg.com

AMG Reports Financial and Operating Results
for the First Quarter of 2007

Company Reports EPS of $0.93; Cash EPS of $1.43

BOSTON, April 25, 2007 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the quarter ended March 31, 2007.

Cash Earnings Per Share (“Cash EPS”) for the first quarter of 2007 were $1.43, compared to $1.27 for the first quarter of 2006, while diluted earnings per share for the first quarter of 2007 were $0.93, compared to $0.81 for the same period of 2006.  Cash Net Income was $55.4 million for the first quarter of 2007, compared to $52.8 million for the first quarter of 2006.  Net Income for the first quarter of 2007 was $36.6 million, compared to $35.2 million for the first quarter of 2006.  (Cash EPS and Cash Net Income are defined in the attached tables.)

For the first quarter of 2007, revenue was $309.8 million, compared to $278.0 million for the first quarter of 2006.  EBITDA for the first quarter of 2007 was $89.1 million, compared to $78.5 million for the same period of 2006.

Net client cash flows for the first quarter of 2007 were approximately $1.9 billion, with net flows in the institutional, mutual fund, and high net worth channels of $2.2 billion, $133 million, and $(446) million, respectively.  These aggregate net client cash flows resulted in an increase of approximately $2.0 million to AMG’s annualized EBITDA.  The aggregate assets under management of AMG’s affiliated investment management firms at March 31, 2007 were approximately $250 billion.

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“AMG generated strong earnings growth during the first quarter, with solid results across our Affiliate group. Year over year, assets under management grew by 23%, to approximately $250 billion, with organic growth contributing $34 billion, or 17%, including $7.4 billion in the first quarter,” stated Sean M. Healey, President and Chief Executive Officer of AMG.  “AMG is well-positioned for strong results going forward, especially in high-growth areas such as alternative investments and international equities.”

Mr. Healey continued, “Our Affiliates’ alternative products had excellent performance during the quarter, and we expect that alternative investments will continue to be among our fastest-growing product areas.  AQR and First Quadrant, two of the industry’s leading quantitative managers, both produced outstanding results in the first quarter, and continue to generate substantial new business.  We also had excellent results from our international equities, where Affiliates such as Tweedy, Browne and Genesis achieved solid investment returns in their global and emerging markets equities products, respectively.  Performance was strong in domestic equity products as well, as managers such as Third Avenue and Friess Associates continued to outperform their peers and benchmarks.”

Mr. Healey concluded, “We are making significant progress in executing our new investment strategy and have a strong pipeline of investment opportunities. With an expanded new investments team in place and substantial financial capacity, we are well-positioned to capitalize on a broad set of investment opportunities.”

AMG is an asset management company with equity investments in a diverse group of boutique investment management firms.  AMG’s strategy is to generate growth through the internal growth of its existing Affiliates, as well as through investments in new Affiliates.  AMG’s innovative transaction structure allows individual members of each Affiliate’s management team to retain or receive significant direct equity ownership in their firm while maintaining operating autonomy.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the “Cautionary Statements” set forth in the Company’s Form 10-K for the year ended December 31, 2006.

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Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-800-218-0204 (domestic calls)  or 1-303-262-2141 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.  The teleconference will be available for replay approximately one hour after the conclusion of the call.  To access the replay, please dial 1-800-405-2236 (domestic calls) or 1-303-590-3000 (international calls) and enter the pass code, 11088336. The live call and the replay of the session, and the additional financial information referenced during the teleconference, may also be accessed via the Web at www.amg.com.

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For more information on Affiliated Managers Group, Inc.,
please visit AMG’s Web site at www.amg.com.

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Affiliated Managers Group, Inc.
Financial Highlights
(dollars in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	3/31/06	3/31/07

Revenue	$278,042	$309,837

Net Income	$35,240	$36,622

Cash Net Income (A)	$52,817	$55,369

EBITDA (B)	$78,485	$89,132

Average shares outstanding—diluted	46,307,678	44,600,908

Earnings per share—diluted	$0.81	$0.93

Average shares outstanding—adjusted diluted (C)	41,721,962	38,728,031

Cash earnings per share—diluted (C)	$1.27	$1.43

	December 31, 2006	March 31, 2007

Cash and cash equivalents	$201,729	$124,084

Senior debt	$365,500	$428,500

Senior convertible securities	$413,358	$408,840

Mandatory convertible securities	$300,000	$300,000

Junior convertible trust preferred securities	$300,000	$300,000

Stockholders’ equity	$499,222	$513,762

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Affiliated Managers Group, Inc.

Reconciliations of Earnings Per Share Calculation

(dollars in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	3/31/06	3/31/07

Net Income	$35,240	$36,622
Convertible securities interest expense, net (D)	2,278	5,073
Net Income, as adjusted	$37,518	$41,695

Average shares outstanding - diluted	46,307,678	44,600,908

Earnings per share - diluted	$0.81	$0.93

Reconciliations of Average Shares Outstanding

	Three Months	Three Months
	Ended	Ended
	3/31/06	3/31/07

Average shares outstanding - diluted	46,307,678	44,600,908
Assumed issuance of COBRA shares	(7,150,703)	(7,273,950)
Assumed issuance of LYONS shares	(2,297,774)	(2,079,716)
Assumed issuance of Trust Preferred shares	—	(2,000,000)
Dilutive impact of COBRA shares	3,858,961	4,412,340
Dilutive impact of LYONS shares	1,003,800	1,068,449
Dilutive impact of Trust Preferred shares	—	—
Average shares outstanding - adjusted diluted (C)	41,721,962	38,728,031

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Affiliated Managers Group, Inc.

Operating Results

Assets Under Management

(in millions)

Statement of Changes

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, December 31, 2006	$58,241	$154,725	$28,174	$241,140
Net client cash flows	133	2,194	(446)	1,881
Other Affiliate transactions (E)	(964)	—	—	(964)
Investment performance	1,840	3,757	907	6,504
Assets under management, March 31, 2007	$59,250	$160,676	$28,635	$248,561

Financial Results

(in thousands)

	Three		Three
	Months		Months
	Ended	Percent	Ended	Percent
	3/31/06	of Total	3/31/07	of Total
Revenue
Mutual Fund	$121,214	44%	$133,258	43%
Institutional	119,794	43%	136,594	44%
High Net Worth	37,034	13%	39,985	13%
	$278,042	100%	$309,837	100%

EBITDA (B)
Mutual Fund	$32,305	41%	$37,308	42%
Institutional	36,151	46%	40,371	45%
High Net Worth	10,029	13%	11,453	13%
	$78,485	100%	$89,132	100%

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Affiliated Managers Group, Inc.
Reconciliations of Performance and Liquidity Measures
(in thousands)

	Three Months	Three Months
	Ended	Ended
	3/31/06	3/31/07

Net Income	$35,240	$36,622
Intangible amortization	6,854	7,943
Intangible amortization - equity method investments (F)	2,316	2,307
Intangible-related deferred taxes	7,105	7,032
Affiliate depreciation	1,302	1,465
Cash Net Income (A)	$52,817	$55,369

Cash flow from operations	$(2,083)	$(47,339)
Interest expense, net of non-cash items	10,223	16,921
Current tax provision	13,791	13,012
Income from equity method investments, net of distributions (F)	(13,107)	(10,235)
Changes in assets and liabilities and other adjustments	69,661	116,773
EBITDA (B)	$78,485	$89,132
Holding company expenses	12,375	14,014
EBITDA Contribution	$90,860	$103,146

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Affiliated Managers Group, Inc.
Consolidated Statements of Income
(dollars in thousands, except per share data)

	Three Months
	Ended March 31,
	2006	2007
Revenue	$278,042	$309,837

Operating expenses:
Compensation and related expenses	116,517	138,932
Selling, general and administrative	43,483	45,506
Amortization of intangible assets	6,854	7,943
Depreciation and other amortization	1,896	2,365
Other operating expenses	5,586	2,789
	174,336	197,535
Operating income	103,706	112,302

Non-operating (income) and expenses:
Investment and other income	(3,357)	(4,622)
Income from equity method investments	(5,599)	(7,971)
Investment income from Affiliate investments in partnerships (H)	(10,829)	(2,642)
Interest expense	11,482	18,387
	(8,303)	3,152

Income before minority interest and taxes	112,009	109,150
Minority interest (G)	(45,869)	(48,473)
Minority interest in Affiliate investments in partnerships (H)	(10,203)	(2,547)
Income before income taxes	55,937	58,130

Income taxes - current	13,791	13,012
Income taxes - intangible-related deferred	7,105	7,032
Income taxes - other deferred	(199)	1,464
Net Income	$35,240	$36,622

Average shares outstanding - basic	33,681,230	29,698,622
Average shares outstanding - diluted	46,307,678	44,600,908

Earnings per share - basic	$1.05	$1.23
Earnings per share - diluted	$0.81	$0.93

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Affiliated Managers Group, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31,	March 31,
	2006	2007
Assets
Current assets:
Cash and cash equivalents	$201,729	$124,084
Investment advisory fees receivable	201,385	178,269
Affiliate investments in partnerships (H)	108,350	108,532
Affiliate investments in marketable securities	15,516	21,968
Prepaid expenses and other current assets	27,299	20,990
Total current assets	554,279	453,843

Fixed assets, net	63,984	65,224
Equity investments in Affiliates	293,440	280,087
Acquired client relationships, net	502,066	489,265
Goodwill	1,177,227	1,180,210
Other assets	74,924	99,456
Total assets	$2,665,920	$2,568,085

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$246,727	$111,574
Payables to related party	41,086	13,606
Total current liabilities	287,813	125,180

Senior debt	365,500	428,500
Senior convertible securities	413,358	408,840
Mandatory convertible securities	300,000	300,000
Junior convertible trust preferred securities	300,000	300,000
Deferred income taxes	218,584	221,605
Other long-term liabilities	11,209	30,234
Total liabilities	1,896,464	1,814,359

Minority interest (G)	166,138	135,777
Minority interest in Affiliate investments in partnerships (H)	104,096	104,187

Stockholders’ equity:
Common stock	390	390
Additional paid-in capital	609,369	627,167
Accumulated other comprehensive income	14,666	17,833
Retained earnings	654,465	691,087
	1,278,890	1,336,477
Less treasury stock, at cost	(779,668)	(822,715)
Total stockholders’ equity	499,222	513,762
Total liabilities and stockholders’ equity	$2,665,920	$2,568,085

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Affiliated Managers Group, Inc.

Consolidated Statements of Cash Flow

(in thousands)

	Three Months Ended March 31,
	2006	2007
Cash flow used in operating activities:
Net Income	$35,240	$36,622
Adjustments to reconcile Net Income to net cash flow used in operating activities:
Amortization of intangible assets	6,854	7,943
Amortization of issuance costs	663	758
Depreciation and other amortization	1,896	2,365
Deferred income tax provision	6,906	8,496
Accretion of interest	596	708
Income from equity method investments, net of amortization	(5,599)	(7,971)
Distributions received from equity method investments	21,022	20,513
Tax benefit from exercise of stock options	3,010	3,539
Stock option expense	378	2,644
Other adjustments	2	1,153
Changes in assets and liabilities:
(Increase) decrease in investment advisory fees receivable	(7,448)	23,466
Decrease in Affiliate investments in partnerships	—	2,173
(Increase) decrease in prepaids and other current assets	2,491	791
(Increase) decrease in other assets	3,884	(12,144)
Decrease in accounts payable, accrued liabilities and other long-term liabilities	(32,975)	(109,874)
Decrease in minority interest	(39,003)	(28,521)
Cash flow used in operating activities	(2,083)	(47,339)

Cash flow used in investing activities:
Cost of investments in Affiliates, net of cash acquired	(9,358)	(25,855)
Purchase of fixed assets	(7,136)	(4,086)
Purchase of investments	(6,562)	(12,500)
Sale of investments	—	4,629
Cash flow used in investing activities	(23,056)	(37,812)

Cash flow from (used in) financing activities:
Borrowings of senior bank debt	107,000	136,000
Repayments of senior bank debt	(63,500)	(73,000)
Issuance of common stock	32,407	35,625
Repurchase of common stock	(69,855)	(109,003)
Issuance costs	(5)	(1,556)
Excess tax benefit from exercise of stock options	11,239	22,340
Cost of call spread option agreements	(13,290)	—
Repayment of notes payable and other liabilities	(4,490)	(1,009)
Redemptions of minority interest - Affiliate investments in partnerships	—	(2,173)
Cash flow from (used in) financing activities	(494)	7,224

Effect of foreign exchange rate changes on cash and cash equivalents	(71)	282
Net decrease in cash and cash equivalents	(25,704)	(77,645)
Cash and cash equivalents at beginning of period	140,423	201,729
Cash and cash equivalents at end of period	$114,719	$124,084

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Affiliated Managers Group, Inc.

Notes

(A)                              Cash Net Income is defined as Net Income plus amortization and deferred taxes related to intangible assets  plus Affiliate depreciation. This supplemental non-GAAP performance measure is provided in addition to, but  not as a substitute for, Net Income.  The Company considers Cash Net Income an important measure of its financial performance, as management believes it best represents operating performance before non-cash expenses relating to the acquisition of interests in its affiliated investment management firms.  Since acquired assets do not generally depreciate or require replacement, and since they generate deferred tax expenses that are unlikely to reverse, the Company adds back these non-cash expenses.  Cash Net Income is used by the Company’s management and Board of Directors as a principal performance benchmark.

The Company adds back amortization attributable to acquired client relationships because this expense does  not correspond to the changes in value of these assets, which do not diminish predictably over time.  The Company adds back the portion of deferred taxes generally attributable to intangible assets (including goodwill) that it no longer amortizes but which continues to generate tax deductions.  These deferred tax expense accruals would be used in the event of a future sale of an Affiliate or an impairment charge, which the Company considers unlikely. The Company adds back the portion of consolidated depreciation expense incurred by Affiliates because under its Affiliate operating agreements, the Company is generally not required to replenish these depreciating assets.

(B)                                EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization.  This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations.  As a measure of liquidity, the Company believes EBITDA is useful as an indicator of its ability to service debt, make new investments and meet working capital requirements.  EBITDA, as calculated by the Company, may not be consistent with computations of EBITDA by other companies.  In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(C)                                Cash earnings per share represents Cash Net Income divided by the adjusted diluted average shares outstanding.  In this calculation, the potential share issuance in connection with the Company’s convertible securities is measured using a “treasury stock” method.  Under this method, only the net number of shares of common stock equal to the value of the contingently convertible securities and the junior convertible trust preferred securities in excess of par, if any, are deemed to be outstanding.  The Company believes the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and the Company is relieved of its debt obligation.  This method does not take into account any  increase or decrease in the Company’s cost of capital in an assumed conversion.

(D)                               Convertible securities interest expense, net, includes the interest expense, net of tax, associated with the Company’s contingently convertible securities and junior convertible trust preferred securities (but excludes the interest expense associated with the Company’s mandatory convertible securities).

(E)                                 The Company transferred its interests in an Affiliate during the first quarter of 2007.  The financial effect of this transaction is not material to the Company’s ongoing results.

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(F)                                 The Company is required to use the equity method of accounting for its investments in AQR Capital Management, LLC, Beutel, Goodman & Company Ltd. and Deans Knight Capital Management Ltd. (together, “equity method investments”).  Consistent with this method, the Company has not consolidated the operating results (including the revenue) of its equity method investments in its income statement. The Company’s share of its equity method investments’ profits, net of intangible amortization, is reported in “Income from equity method investments.”  Income tax attributable to these profits is reported within the Company’s consolidated income tax provision.  The assets under management of equity method investments are included in the Company’s reported assets under management.

(G)                                Minority interest on the Company’s income statement represents the profits allocated to Affiliate management owners for that period.  Minority interest on the Company’s balance sheet represents the undistributed profits and capital owned by Affiliate management, who retain a conditional right to sell their interests to the Company.

(H)                               EITF Issue No. 04-05, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights,” (“EITF 04-05”), became effective January 1, 2006.  EITF 04-05 requires the Company to consolidate certain Affiliate investment partnerships (including interests in the partnerships in which the Company does not have ownership rights) in its consolidated financial statements.  For the three months ending March 31, 2007, the total non-operating income associated with those partnerships was $2.6 million, while the portion attributable to the underlying investors unrelated to the Company (the “outside owners”) was $2.5 million; as of March 31, 2007, the total assets attributable to these investment partnerships was $108.5 million, while the portion owned by the outside owners was $104.2 million.